Exhibit 99.1

Contact: Michael Bermish
Investor Relations Officer
(803) 835-2238
FOR IMMEDIATE RELEASE
WELLMAN, INC. INITIATES PET RESIN PATENT INFRINGEMENT LAWSUIT
AGAINST EASTMAN CHEMICAL COMPANY
Fort Mill, SC. –(October 22, 2007)- Wellman, Inc. (NYSE: WLM) announces the initiation of a patent infringement lawsuit (1:07-cv-00585 (SLR)) against Eastman Chemical Company for infringement of United States Patent Nos. 7,129,317 and 7,094,863 owned by Wellman that cover titanium catalyzed polyethylene terephthalate (“PET”) resins and the preforms made from titanium catalyzed PET resins. The complaint alleges that Eastman infringes Wellman’s ‘317 patent with its ParaStar resins that are made from its IntegRex process and Eastman is inducing third parties, including its customers, to infringe Wellman’s ‘863 patent when they make preforms using ParaStar resin.
Wellman is committed to active enforcement of its rights under these patents and remains committed to providing the high level of quality products and support services that our customers have come to expect. As such, Wellman welcomes any inquiries from customers who have any questions regarding these patents or the patented technology.
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Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resins and Fortrel® brand polyester fibers.

Exhibit 99.1
Forward-Looking Statements
          Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update this information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; inability to execute our strategy; environmental risks and foreign currency exchange rates; natural disasters, regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production ; capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2006.
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